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                                                                   EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement relating to the U.S. $15,000,000,000 SmartNotes of General Motors Acceptance Corporation on Form S-3 of our report dated January 16, 2002, appearing in the Annual Report on Form 10-K of General Motors Acceptance Corporation for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Detroit, Michigan

November 8, 2002